Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of National Holdings Corporation (the “Company”) on Form S-8, File No. 333-191253 of our report dated December 22, 2017, on our audits of the consolidated financial statements of the Company as of September 30, 2017 and 2016, and for each of the years in the three-year period ended September 30, 2017, which report is included in this Annual Report on Form 10-K/A.

/s/ EisnerAmper LLP
New York, New York
January 17, 2018